Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We have issued our report dated December 4, 2007 with respect to the consolidated financial statements and schedule of SIFCO Industries, Inc. included in the Annual Report and Form 10-K for the year ended September 30, 2007, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.
/s/ Grant Thornton LLP
Grant Thornton LLP
Cleveland, Ohio
May 16, 2008

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